 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________
FORM 8-K
________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

January 26, 2018
Date of report (Date of earliest event reported)
________________________
Valeritas Holdings, Inc.
(Exact name of registrant as specified in its charter)
________________________

Delaware	333-198807	46-5648907
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 Route 202, Suite 600 Bridgewater, NJ (Address of principal executive offices)	08807 (Zip Code)

Registrant's telephone number, including area code (908) 927-9920 (Former name or former address, if changed since last report) ________________________
Check the appropriate box below if the Form 8‑K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12).
Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b)).
Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01  Entry Into a Material Definitive Agreement.

On January 26, 2018, Valeritas Holdings, Inc. (the “Company”) entered into an At Market Issuance Sales Agreement (the “Agreement”) with B. Riley FBR, Inc. (“B. Riley FBR”) with respect to an at the market offering program, under which the Company may, from time to time in its sole discretion, issue and sell through B. Riley FBR, acting as agent, shares of the Company’s common stock, par value $0.001 per share (the “Placement Shares”). The issuance and sale, if any, of the Placement Shares by the Company under the Agreement will be made pursuant to a prospectus supplement to the Company’s registration statement on Form S-3, originally filed with the Securities and Exchange Commission (the “SEC”) on October 4, 2017, and declared effective by the SEC on December 15, 2017.

Pursuant to the Agreement, B. Riley FBR may sell the Placement Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 of the Securities Act of 1933, as amended. B. Riley FBR will use commercially reasonable efforts consistent with its normal trading and sales practices to sell the Placement Shares from time to time, based upon instructions from the Company (including any price or size limits or other customary parameters or conditions the Company may impose).

The Company will pay B. Riley FBR a commission of 3.0% of the gross sales proceeds of any Placement Shares sold through B. Riley FBR, acting as agent, under the Agreement. The Company has also agreed to reimburse B. Riley FBR for certain expenses incurred in connection with the Agreement, up to $35,000. The Company and B. Riley FBR have also provided each other with customary indemnification rights.

The Company is not obligated to make any sales of Placement Shares under the Agreement. The offering of Placement Shares pursuant to the Agreement will terminate upon the earlier to occur of (i) the issuance and sale, through B. Riley FBR, of all Placement Shares subject to the Agreement and (ii) termination of the Agreement in accordance with its terms.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The legal opinion of Morgan, Lewis & Bockius LLP as to the legality of the Placement Shares is being filed as Exhibit 5.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation or sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.

1.1	At Market Issuance Sales Agreement, dated January 26, 2018, by and between Valeritas Holdings, Inc. and B. Riley FBR, Inc.
5.1	Opinion of Morgan, Lewis & Bockius LLP
23.1	Consent of Morgan, Lewis & Bockius LLP (contained in Exhibit 5.1)

EXHIBIT INDEX

Exhibit No.

1.1	At Market Issuance Sales Agreement, dated January 26, 2018, by and between Valeritas Holdings, Inc. and B. Riley FBR, Inc.
5.1	Consent of Morgan, Lewis & Bockius LLP
23.1	Consent of Morgan, Lewis & Bockius LLP (contained in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Valeritas Holdings, Inc.
Date: January 26, 2018

/s/ John E. Timberlake
Name: John E. Timberlake
Title: Chief Executive Officer